Exhibit 99.1

News Release


Release Date:   Thursday, October 19, 2006

Release Time:   Immediate

Contact:        Eric E. Stickels, Executive Vice President & CFO

Phone:          (315) 366-3702

--------------------------------------------------------------------------------

Oneida Financial Corp. Reports 2006 Third Quarter Operating Results (unaudited)

         Oneida, NY, October 19, 2006 - Oneida Financial Corp. (NASDAQ: ONFC), the parent company of The Oneida Savings Bank, has announced third quarter operating results. Net income for the three months ending September 30, 2006 was $815,000, or $0.11 basic earnings per share as compared with net income for the three months ended June 30, 2006 of $1.0 million, or $0.14 basic earnings per share. These results compare to net income of $829,000, or $0.11 basic earnings per share for the third quarter of 2005. Net income for the nine months ending September 30, 2006 was $2.8 million, or $0.37 basic earnings per share compared with $2.8 million or $0.37 basic earnings per share for the same period during 2005.

         Michael R. Kallet, President and Chief Executive Officer of Oneida Financial Corp., said, "The Oneida Financial Corp. business strategy has been to develop, through organic growth and acquisition, a diversified financial services company. In support of this strategy Oneida Financial Corp. announced in September the signing of an agreement to acquire the National Bank of Vernon. This announcement follows the completion earlier this year of acquisitions of a North Syracuse based insurance agency and an employee benefits consulting and retirement plan administration firm located in Syracuse, New York." The acquisition of the National Bank of Vernon is subject to the approvals of regulatory authorities and of the stockholders of Vernon Bank Corporation, the stock holding company of the National Bank of Vernon. Under terms of the agreement, Oneida Savings Bank will pay $54.00 in cash for each of the 210,447 shares of common stock outstanding in Vernon Bank Corporation. The National Bank of Vernon currently operates three branches in Oneida County in the towns of Vernon and Westmoreland, and in the city of Utica. The Company expects to complete the merger early in 2007. Kallet continued, "In addition, construction is complete on a new office building in North Syracuse that consolidates our Syracuse-based insurance and benefit consulting business operations and construction is underway at the Griffiss Business and Technology Park in Rome, New York for a new banking and insurance office." Oneida Financial Corp. provides a complete line of banking services through the Oneida Savings Bank; insurance and financial services through its Bailey Haskell & LaLonde Agency; employee benefits consulting and retirement plan administration through Benefit Consulting Group; and municipal deposit services through the State Bank of Chittenango.

         Total assets decreased $2.6 million or 0.6%, to $434.2 million at September 30, 2006 from $436.8 million at June 30, 2006. The decrease in total assets is primarily due to decreases in investment and mortgage-backed securities partially offset by an increase in loans receivable. Loans receivable increased $1.8 million at September 30, 2006 as compared with the second quarter of 2006. Investment and mortgage-backed securities decreased $4.9 million to $115.3 million at September 30, 2006 from $120.2 million at June 30, 2006 as funds were redeployed in higher yielding loans and to support a decrease of $4.3 million in deposits to $303.0 million at September 30, 2006. In addition, borrowings increased $870,000 to $69.8 million at September 30, 2006 from $68.9 million at June 30, 2006.

         Net interest income decreased $21,000 or 0.6% during the third quarter of 2006 to $3.2 million compared with the second quarter of 2006. The decrease in net interest income primarily is due to a slight decrease in the net interest margin earned which was 3.48% for the three months ending September 30, 2006 as compared with 3.49% for the linked (June 30, 2006) quarter. Net interest margin for the nine month periods ended September 30, 2006 and 2005 was 3.46% and 3.53%, respectively. The inverted and/or flat yield curve and the increasingly competitive pricing for loans and deposits has had a marginal adverse affect on our net interest margin.

         Interest income was $5.7 million for the third quarter of 2006; an increase of 2.3% as compared with $5.5 million for the second quarter in 2006. The increase in interest income during the three months ended September 30, 2006 resulted primarily from an increase in yield of 17 basis points on interest-earning assets, partially offset by a decrease in the average balances of interest-earning assets during the current period of $1.5 million as compared with the three months ended June 30, 2006.

         Total interest expense increased to $2.4 million for the three months ended September 30, 2006. This is compared with interest expense of $2.3 million during the previous quarter. The increase during the three months ended September 30, 2006 was due to an increase in the cost of interest-bearing liabilities of 13 basis points and an increase of $2.1 million in the average balance of interest-bearing liabilities. The average balance of borrowed funds outstanding during the third quarter was $70.6 million compared with $69.0 million in average borrowings outstanding during the linked (June 30, 2006) quarter. Interest expense on deposits increased 10.3% during the third quarter of 2006 to $1.5 million as compared with $1.4 million during the second quarter of 2006.

         Non-interest income was $3.9 million during the third quarter of 2006 compared with $4.8 million for the second quarter 2006. Revenue derived from insurance and other non-banking sources was $2.9 million for the three months ended September 30, 2006 as compared with $3.9 million during the second quarter of 2006. The decrease in non-interest income was primarily due to revenue recognized during the second quarter in connection with the timing of the acquisition of the employee benefits consulting firm. In addition, service charges on deposit accounts increased 3.4% to $605,000 during the third quarter of 2006 as compared with the second quarter of 2006.

         Non-interest expense was $5.9 million for the three months ended September 30, 2006 compared with $6.6 million for the three months ended June 30, 2006. The decrease in non-interest expense is primarily the result of a decrease in salary and employee benefit expenses associated with our insurance agency and benefit consulting businesses consistent with the decrease in revenue previously reported. Intangible amortization was $96,000 for the three months ended September 30, 2006 compared with $159,000 of intangible amortization for the second quarter of 2006. Provisions for loan losses during the third quarter of 2006 totaled $80,000 consistent with the second quarter of 2006 as the Company continues to monitor the adequacy of the allowance for loan losses considering the risk assessment of the loan portfolio and current economic conditions. The ratio of the loan loss allowance to loans receivable is 0.85% at September 30, 2006 compared with a ratio of 0.85% at June 30, 2006. Non-performing assets as a percentage of total assets are 0.01% at September 30, 2006 compared with 0.03% at June 30, 2006.

         Shareholders' equity was $55.8 million, or 12.9% of assets at September 30, 2006 compared with $54.5 million, or 12.5% of assets, at June 30, 2006. The increase in shareholders' equity was primarily a result of valuation adjustments made for the Company's available for sale investment and mortgage-backed securities and the contribution of net earnings for the quarter. Partially offsetting the increases in shareholders' equity was the payment of cash dividends during the quarter.

         This release may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products, and services.

         All financial information provided at and for years ended December 31, 2005 and 2004 is derived from audited financial statements; all other financial information is unaudited. Selected financial ratios have been annualized where appropriate. Operating data is presented in thousands of dollars, except for per share amounts.

                                     At           At          At           At
Selected Financial Data           Sept. 30,    June 30,    March 31,    Dec. 31,
(in thousands)                      2006         2006        2006         2005
--------------                   -----------------------------------------------
                                 (unaudited) (unaudited) (unaudited)   (audited)
Total assets                       $434,232    $436,822    $426,231    $436,761
Loans receivable, net               246,601     244,753     234,998     236,077
Mortgage-backed securities           26,385      27,145      28,792      29,097
Investment securities                88,902      93,075      98,598     106,432
Goodwill and other intangibles       19,963      20,031      14,979      14,364
Interest bearing deposits           251,088     255,247     254,528     250,142
Non-interest bearing deposits        51,946      52,097      50,273      51,044
Borrowings                           69,800      68,930      63,400      77,270
Shareholders' equity                 55,811      54,454      54,327      53,588

Book value per share
   (end of period)                 $   7.31    $   7.13    $   7.12    $   7.03
Tangible value per share
   (end of period)                 $   4.70    $   4.51    $   5.16    $   5.15

Selected Financial Ratios
 Non-Performing Assets to
    Total Assets (end of period)       0.01%       0.03%       0.05%       0.05%
 Allowance for Loan Losses to
    Loans Receivable, net              0.85%       0.85%       0.88%       0.83%

 Average Equity to Average Assets     12.52%      12.66%      12.42%      12.21%


                                     At           At         At           At
Selected Financial Data           Sept. 30,    June 30,   March 31,    Dec. 31,
(in thousands)                      2005         2005       2005         2004
--------------                   -----------------------------------------------
                                 (unaudited) (unaudited) (unaudited)   (audited)
(audited)
Total assets                       $446,614    $438,748    $422,447    $422,609
Loans receivable, net               233,434     226,469     214,913     211,879
Mortgage-backed securities           37,573      35,492      44,114      44,378
Investment securities               111,574     115,639     105,278     106,473
Goodwill and other intangibles       14,381      13,213      13,241      13,270
Interest bearing deposits           261,192     259,726     254,019     251,565
Non-interest bearing deposits        53,415      53,066      49,507      50,082
Borrowings                           75,497      69,100      64,400      64,400
Shareholders' equity                 52,951      53,259      51,700      52,644

Book value per share
   (end of period)                 $   6.97    $   7.01    $   6.85    $   7.00
Tangible value per share
   (end of period)                 $   5.08    $   5.27    $   5.10    $   5.23

Selected Financial Ratios
 Non-Performing Assets to
    Total Assets (end of period)       0.06%       0.01%       0.12%       0.14%
 Allowance for Loan Losses to
    Loans Receivable, net              0.86%       0.87%       0.92%       0.94%

 Average Equity to Average Assets     12.25%      12.28%      12.43%      11.84%


                                     Year-to-Date    Third       Second        First
Selected Operating Data               Sept. 30,     Quarter      Quarter      Quarter
(in thousands except per share data)    2006         2006         2006          2006
------------------------------------  ------------------------------------------------
                                     (unaudited)  (unaudited)  (unaudited)  (unaudited)
Interest income:
   Interest and fees on loans         $ 12,029     $  4,197     $  4,027     $  3,805
   Interest and dividends
      on investments                     4,460        1,446        1,487        1,527
   Interest on fed funds                    41           13           15           13
                                      --------     --------     --------     --------
      Total interest income             16,530        5,656        5,529        5,345
Interest expense:
   Interest on deposits                  4,228        1,534        1,391        1,303
   Interest on borrowings                2,666          908          903          854
                                      --------     --------     --------     --------
      Total interest expense             6,893        2,442        2,294        2,157
                                      --------     --------     --------     --------
Net interest income                      9,637        3,214        3,235        3,188
   Provision for loan losses               240           80           80           80
                                      --------     --------     --------     --------
Net interest income after
     provision for loan losses           9,397        3,134        3,155        3,108
                                      --------     --------     --------     --------
Other income:
   Net investment gains (losses)            (1)         (24)          (9)          31
   Service charges on deposit accts      1,729          605          585          539
   Commissions and fees on sales
         of non-banking products         9,292        2,944        3,942        2,406
   Other revenue from operations         1,123          350          325          448
                                      --------     --------     --------     --------
      Total non-interest income         12,143        3,875        4,843        3,424
Other expense:
   Salaries and employee benefits       11,458        3,773        4,311        3,374
   Equipment and net occupancy           2,781          933          963          885
   Intangible amortization                 287           96          159           32
   Other costs of operations             3,264        1,094        1,164        1,005
                                      --------     --------     --------     --------
      Total non-interest expense        17,790        5,896        6,597        5,296
                                      --------     --------     --------     --------
Income before income taxes               3,750        1,113        1,401        1,236
Income tax provision                       960          298          354          308
                                      --------     --------     --------     --------
Net income                            $  2,790     $    815     $  1,047     $    928
                                      ========     ========     ========     ========

Net income per common
   share (EPS - Basic )               $   0.37     $   0.11     $   0.14     $   0.12
                                      ========     ========     ========     ========
Net income per common
   share (EPS - Diluted)              $   0.36     $   0.11     $   0.14     $   0.12
                                      ========     ========     ========     ========
Cash dividends declared               $   0.45     $   0.23     $   0.00     $   0.22
                                      ========     ========     ========     ========

Return on Average Assets                  0.86%        0.75%        0.97%        0.86%

Return on Average Equity                  6.85%        5.98%        7.66%        6.92%

Net Interest Margin                       3.46%        3.48%        3.49%        3.40%



                                      Year Ended   Fourth      Third      Second      First
Selected Operating Data                Dec. 31,   Quarter     Quarter     Quarter    Quarter
(in thousands except per share data)     2005       2005        2005        2005       2005
-----------------------------------  ----------------------------------------------------------
                                      (audited) (unaudited) (unaudited) (unaudited) (unaudited)
Interest income:
   Interest and fees on loans         $ 14,197    $  3,795    $  3,665    $  3,406    $  3,332
   Interest and dividends
      on investments                     6,766       1,655       1,660       1,716       1,734
   Interest on fed funds                    49           8          14          12          15
                                      --------    --------    --------    --------    --------
      Total interest income             21,012       5,458       5,339       5,134       5,081
Interest expense:
   Interest on deposits                  4,546       1,315       1,168       1,053       1,010
   Interest on borrowings                3,141         840         801         759         741
                                      --------    --------    --------    --------    --------
      Total interest expense             7,687       2,155       1,969       1,812       1,751
                                      --------    --------    --------    --------    --------
Net interest income                     13,325       3,303       3,370       3,322       3,330
   Provision for loan losses               360         100         100          80          80
                                      --------    --------    --------    --------    --------
Net interest income after
     provision for loan losses          12,965       3,203       3,270       3,242       3,250
                                      --------    --------    --------    --------    --------
Other income:
   Net investment gains                    275         222          10          41           3
   Service charges on deposit accts      2,145         586         550         532         477
  Commissions and fees on sales
         of non-banking products         8,163       1,992       1,878       2,164       2,129
   Other revenue from operations         1,309         329         341         314         324
                                      --------    --------    --------    --------    --------
      Total non-interest income         11,892       3,129       2,779       3,051       2,933
Other expense:
   Salaries and employee benefits       12,413       3,108       3,065       3,129       3,111
   Equipment and net occupancy           3,315         842         874         793         805
   Intangible amortization                 113          28          28          29          28
   Other costs of operations             3,768         954         953         935         928
                                      --------    --------    --------    --------    --------
      Total non-interest expense        19,609       4,932       4,920       4,886       4,872
                                      --------    --------    --------    --------    --------
Income before income taxes               5,248       1,400       1,129       1,407       1,311
Income tax provision                     1,390         369         300         385         336
                                      --------    --------    --------    --------    --------
Net income                            $  3,858    $  1,031    $    829    $  1,022    $    975
                                      ========    ========    ========    ========    ========

Net income per common
   share (EPS - Basic )               $   0.51    $   0.14    $   0.11    $   0.13    $   0.13
                                      ========    ========    ========    ========    ========
Net income per common
   share (EPS - Diluted)              $   0.50    $   0.13    $   0.11    $   0.13    $   0.13
                                      ========    ========    ========    ========    ========
Cash dividends declared               $   0.41    $   0.00    $   0.21    $   0.00    $   0.20
                                      ========    ========    ========    ========    ========

Return on Average Assets                  0.89%       0.94%       0.76%       0.95%       0.92%

Return on Average Equity                  7.30%       7.74%       6.22%       7.86%       7.39%

Net Interest Margin                       3.50%       3.42%       3.51%       3.51%       3.58
